Exhibit 10.1

AMENDMENT NO. FOUR TO THE

ZEBRA TECHNOLOGIES CORPORATION

1997 STOCK OPTION PLAN

WHEREAS, Zebra Technologies Corporation (the “Company”) has previously adopted to Zebra Technologies Corporation 1997 Stock Option Plan (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company’s Board of Directors may amend the Plan at any time provided that no amendment shall impair the rights of any Participant under any Option theretofore granted without the Participant’s consent; and

WHEREAS, the Company desires to extend the exercise period for future Option grants following Terminations of Employment due to death, Disability or Retirement.

NOW, THEREFORE, in consideration of the foregoing and in accordance with its powers under the Plan, the Company hereby amends the Plan as follows for Option grants on or after October 17, 2002:

1.                                        Section 2.27 of the Plan is amended and restated in its entirety to read as follows:

                                                 “2.27                  ‘RETIREMENT’ means the Participant’s Termination of Employment after attaining either (i) age 55 with the accrual of 10 years of service, or (ii) age 65.”

2.                                        Section 6.4 of the Plan is amended and restated in its entirety to read as follows:

“6.4                          TERMINATION BY REASON OF DEATH.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one year following the date of the appointment of a Representative (or such other period or no period as the Committee may specify) or until expiration of the Option Period, whichever period is shorter.”

3.                                       Section 6.5 of the Plan is amended and restated in its entirety to read as follows:

“6.5                          TERMINATION BY REASON OF DISABILITY.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for a period of one year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.  In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.”

4.                                       Section 6.6 of the Plan is amended and restated in its entirety as follows:

“6.6                          TERMINATION BY REASON OF RETIREMENT.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the one year period commencing with the date of such Termination of Employment or until the expiration of the Option Period.  The death or Disability of a Participant after a Termination of Employment due to Retirement shall not extend the time permitted to exercise an Option.  In the event of Termination of Employment due to Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

5.                                       Sections 6.7 and 6.8 of the Plan are redesignated Sections 6.8 and 6.9 of the Plan, respectively.

6.                                        The following is added as Section 6.7 of the Plan:

“6.7                          OTHER TERMINATION.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period.  If the Participant incurs a Termination of Employment which is voluntary on the part of the Participant (and is not due to Retirement), the Option shall terminate thirty (30) days after such Termination of Employment.  If the Participant’s Termination of Employment is for Cause, the Option shall terminate immediately.  The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.”

In all other respects, the Plan remains in full force and effect.

Executed on this 17th day of October, 2002.

ZEBRA TECHNOLOGIES CORPORATION

/s/ Edward L. Kaplan
Edward L. Kaplan
Chairman of the Board of Directors

/s/ Gerhard Cless
Gerhard Cless
Director

/s/ Christopher G. Knowles
Christopher G. Knowles
Director

/s/ David P. Riley
David P. Riley
Director

/s/ Michael A. Smith
Michael A. Smith
Director

/s/ John W. Paxton, Sr.
John W. Paxton, Sr.
Director